Exhibit 99.2
NON-GAAP FINANCIAL MEASURES
Operating EBITDA, Adjusted EBITDA, Adjusted Free Cash Flow, and Net Debt, each as presented in this offering memorandum, are supplemental financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). These measures are not measurements of financial performance under GAAP and should not be considered as (i) alternatives to operating or net income or cash flows from operating activities, (ii) an indicator of cash flow or (iii) a measure of liquidity.
Adjusted EBITDA is used by our lenders for debt covenant compliance purposes. We also use Adjusted EBITDA and Operating EBITDA among other measures to evaluate management performance and in determining performance-based compensation. Adjusted EBITDA and Operating EBITDA and similar measures are widely used by investors, securities analysts, and other interested parties in our industry to measure a company’s performance. In July 2019, we completed the acquisition of all of the outstanding equity of RPC Group Plc, previously a public limited company incorporated in England and Wales, now known as RPC Group Ltd. (“RPC” and such acquisition, the “RPC Acquisition”). RPC’s Operating EBITDA presented herein may differ from what RPC previously reported prior to the RPC Acquisition in order to be consistent with our presentation. We also believe EBITDA is useful to an investor in evaluating our performance without regard to revenue and expense recognition, which can vary depending upon accounting methods.
The presentation of non-GAAP financial measures in this offering memorandum may not comply with all of the rules of the Securities and Exchange Commission (the “SEC”) for non-GAAP measures presented in filings with the SEC. We may modify or omit such measures in our filings with the SEC. Any such change could result in differences between the information included in this offering memorandum and the information included in any such SEC filing, and any such change could be material.
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This offering memorandum contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, our liquidity, our beliefs and management’s assumptions. Such forward-looking statements include statements regarding expected financial results and other planned events, including, but not limited to, anticipated liquidity, Adjusted EBITDA and capital expenditures. Words such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “intend,” “plan,” “seek,” “project,” “target,” “goal,” “likely,” “will,” “would,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. The occurrence of the events described and the achievement of the expected results depend on many events, some or all of which are not predictable or within our control. Therefore, actual future events or results may differ materially from these statements.
The following is a list of factors, among others, that could cause actual results to differ materially from the forward-looking statements:
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risks associated with our substantial indebtedness and debt service;

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changes in prices and availability of resin and other raw materials and our ability to pass on changes in raw material prices to our customers on a timely basis;

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risks related to acquisitions or divestitures and integration of acquired businesses and their operations, and realization of anticipated cost savings and synergies (including with respect to the RPC Acquisition);

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performance of our business and future operating results;

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risks related to international business, including foreign currency exchange rate risk and the risks of compliance with applicable export controls, sanctions, anti-corruption laws and regulations;

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uncertainty regarding the United Kingdom’s withdrawal from the European Union and the outcome of future arrangements between the United Kingdom and the European Union;

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reliance on unpatented proprietary know-how and trade secrets;

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the phase-out of the London Interbank Offered Rate (LIBOR), or the replacement of LIBOR with a different reference rate or modification of the method used to calculate LIBOR, which may adversely affect interest rates;

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increases in the cost of compliance with laws and regulations, including environmental, safety, anti-plastic legislation, production and product laws and regulations;

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employee shutdowns or strikes or the failure to renew effective bargaining agreements;

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risks related to disruptions in the overall economy and the financial markets that may adversely impact our business;

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risks of catastrophic loss of one of our key manufacturing facilities, natural disasters, and other unplanned business interruptions;

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risks related to the failure of, inadequacy of or attacks on our information technology systems and infrastructure;

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risks related to market acceptance of our developing technologies and products;

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general business and economic conditions, particularly an economic downturn;

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ability of our insurance to fully cover potential exposures;

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risks that our restructuring programs may entail greater implementation costs or result in lower savings than anticipated;

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risks related to future write-offs of substantial goodwill;

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risks of competition, including foreign competition, in our existing and future markets;

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new legislation or new regulations and our corresponding interpretations of the same may affect our business and consolidated financial condition and results of operations; and

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the other factors discussed in the section of this offering memorandum titled “Risk Factors.”

These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth in this offering memorandum under “Risk Factors” and elsewhere in this offering memorandum, and under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the documents incorporated by reference into this offering memorandum. Moreover, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to update or publicly release any revisions to these forward-looking statements to reflect changes in underlying assumptions, new information, future events or other changes after the date of this offering memorandum or to reflect the occurrence of unanticipated events.
BASIS OF PRESENTATION
As used in this offering memorandum, unless otherwise noted or the context otherwise requires:
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references to the “Issuer” are to BGI;

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references to “we,” “us,” “our,” “Berry,” and “the Company” are to Berry Global Group, Inc. and its subsidiaries (including RPC and its subsidiaries);

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references to the “initial purchasers” are to the firms listed on the cover page of this offering memorandum;

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references to “RPC” are to RPC Group Plc, previously a public limited company incorporated in England and Wales and its subsidiaries and now known as RPC Group Ltd.;

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references to the “RPC Acquisition” are to the acquisition by Berry of all of the issued and outstanding share capital of RPC;

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references to our market positions or rank, are except as otherwise indicated, based on net sales of Berry;

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references to the “Issue Date” are to the issue date of the Notes offered hereby;

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references to the “Transactions” are to the completion of the Financings and the payment of related fees and expenses;

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references to the “Financings” are to this offering of Notes, the loans available under the Incremental Term Loans (as defined herein) and the proceeds therefrom;

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references to “pro forma” give pro forma effect to the Transactions, as of or for the period indicated; and

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references to “LTM” are to the four quarterly periods ended on the date indicated.

Our fiscal year is the 52- or 53-week period ending generally on the Saturday closest to September 30. Prior to the RPC Acquisition, RPC’s fiscal year ended on March 31.
Prior to the RPC Acquisition, RPC was a public limited company incorporated under the laws of England and Wales that provided public financial statements semi-annually. RPC’s historical financial statements were prepared in accordance with International Financial Standards as adopted by the International Accounting Standards Board (“IFRS”), which differ from U.S. GAAP. RPC’s historical audited financial statements incorporated by reference into this offering memorandum are as of March 31, 2019 and March 31, 2018 and for each of the three fiscal years ended March 31, 2019.
Within the unaudited pro forma information presented in this offering memorandum, the Company has made various adjustments to reflect IFRS to U.S. GAAP differences based on RPC’s available information and certain assumptions we believe are reasonable. Adjustments were made to translate RPC’s financial statements from British Pounds to U.S. dollars based upon applicable historical exchange rates, which may differ materially from future exchange rates. Additionally, the RPC Acquisition will be accounted for using the purchase method of accounting. The purchase accounting allocations in the RPC Acquisition will be determined at a later date and depend on a number of factors, including the final valuation of our tangible and identifiable intangible assets acquired and liabilities assumed. The actual fair values of RPC’s assets acquired, liabilities assumed and resulting goodwill may differ significantly from the adjustments set forth in the unaudited pro forma condensed combined financials. See “Unaudited Pro Forma Condensed Combined Financial Information” below.
Certain figures included in this offering memorandum have been rounded for ease of presentation. Percentage figures included in this offering memorandum have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, certain percentage amounts in this offering memorandum may vary from those obtained by performing the same calculations using the figures in our consolidated financial statements. Certain other amounts that appear in this offering memorandum may not sum due to rounding.
CURRENCY PRESENTATION AND EXCHANGE RATE DATA
In this offering memorandum, (i) $ or U.S. dollar refer to the lawful currency of the United States, (ii) £ or British Pounds refer to the lawful currency of the United Kingdom, and (iii) € or euro refer to the single currency introduced at the third stage of the European Monetary Union pursuant to the Treaty establishing the European Community, as amended. We present our financial data in U.S. dollars, and RPC, prior to the RPC Acquisition, historically presented its financial data in British Pounds. This offering memorandum contains a translation of some Sterling amounts into U.S. dollar amounts at specified exchange rates solely for convenience. See “Summary — Summary RPC Historical Financial Information” for a translation of certain of RPC’s historical financial data from British Pounds to U.S. dollar.

SUMMARY
The following summary contains information about our Company and the offering and highlights information contained elsewhere in this offering memorandum, and is qualified in its entirety by the more detailed information and consolidated financial statements included elsewhere in this offering memorandum or incorporated by reference herein. This summary is not complete and may not contain all of the information that may be important to you. You should carefully read the entire offering memorandum, including the “Risk Factors” section and our consolidated financial statements and notes to those statements incorporated by reference herein, before making an investment decision.
Our Company
Berry is a leading global supplier of a broad range of innovative rigid, flexible and non-woven products used every day within consumer and industrial end markets. We sell our products predominantly into stable, consumer-oriented end markets, such as healthcare, personal care, and food and beverage.
Our customers consist of a diverse mix of leading global, national, mid-sized regional and local specialty businesses. The size and scope of our customer network allows us to introduce new products we develop or acquire to a vast audience that is familiar with our business. In fiscal year 2019, no single customer represented more than 5% of net sales and our top ten customers represented approximately 20% of net sales. We believe our manufacturing processes, manufacturing footprint and our ability to leverage our scale to reduce costs positions us as a low-cost manufacturer relative to our competitors.
Additional financial information about Berry’s business segments is provided in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Notes to Consolidated Financial Statements” in Berry’s Annual Report on Form 10-K for the fiscal year ended September 28, 2019, which is incorporated by reference herein.
Berry was incorporated in Delaware on November 18, 2005. BGI, a wholly owned subsidiary of Berry, was incorporated in Delaware on December 11, 1990. The principal executive offices of Berry and BGI are located at 101 Oakley Street, Evansville, Indiana 47710, and the telephone number is (812) 424-2904. Berry also maintains an Internet site at http://www.berryglobal.com. The website and the information contained therein or connected thereto shall not be deemed to be incorporated into this offering memorandum and you should not rely on any such information in making your investment decision.
The RPC Acquisition
In July 2019, we completed the acquisition of RPC, a leading plastic products design and engineering company for packaging and selected non-packaging markets. Following the RPC Acquisition, we reorganized into four reporting segments: Consumer Packaging International, Consumer Packaging North America, Engineered Materials and Health, Hygiene & Specialties. The new structure is designed to align us with our customers, provide improved service, drive future growth, and to facilitate future cost saving synergies.

Our Businesses
Our business has been organized into four reporting segments: Consumer Packaging International, Consumer Packaging North America, Engineered Materials and Health, Hygiene & Specialties.
Consumer Packaging International
The Consumer Packaging International segment, which includes the international portion of the recently acquired RPC business, primarily consists of the following product groups:
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Recycling.   We have capabilities to recycle both rigid and flexible end of life materials from industrial and consumer sources with a wide range of re-use applications across packaging and non-packaging formats.

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Bottles and Canisters.   We manufacture a collection of narrow neck blow molded and injection-stretch molded packaging solutions for consumer and industrial applications across personal care, beverage, food and non-food markets.

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Containers.   We manufacture injection molded and thermoformed pails, jars and tubs across consumer and industrial packaging end markets.

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Closures and Dispensing Systems.   We manufacture a wide range of closures, dispensing systems and applicators for a variety of end markets specializing in convenience, safety, security and e-commerce formats.

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Pharmaceutical Devices and Packaging.   We manufacture inhalers and dose counters in addition to containers and closures for over-the-counter and prescription medicines.

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Polythene films.   We manufacture polythene films for a diverse range of end markets, including agriculture and horticulture, construction, industrial, healthcare and waste services and food & non-food retail.

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Technical Components.   We manufacture complex high-precision molds and molded components including temporary waste storage solutions and products manufactured using rotational molding technology for materials handling and specialty vehicles markets.

Consumer Packaging North America
The Consumer Packaging North America segment, which includes our legacy Consumer Packaging business and the U.S. portion of the recently acquired RPC business, primarily consists of the following product groups:
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Containers and Pails.   We manufacture a collection of containers and pails for nationally branded and private label customers. These are offered in various styles with accompanying lids, bails and handles. Containers and lids are available decorated with in-mold-labeling, indirect flexographic print, digital printing, direct print, and other decoration technologies.

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Foodservice.   We manufacture lightweight polypropylene cups and lids for hot and cold beverages. Utilizing thermoforming and injection-molding, we offer mono-material cup and lid packaging solutions for simplification in post-consumer collection and compatibility with recycling systems. Our markets include quick service restaurants, fast casual dining, food service delivery, convenience stores, stadiums, and retail stores.

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Closures and Overcaps.   We manufacture child-resistant, continuous-thread, and tamper evident closures, as well as aerosol overcaps. We sell our closures and overcaps into numerous end markets, including household chemical, healthcare, food and beverage, and personal care.

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Bottles and Prescription Vials.   We manufacture bottles and prescription vials utilizing widely recyclable materials which service various spirits, food and beverage, vitamin and nutritional, and personal care markets.

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Tubes.   We manufacture a complete line of extruded and laminate tubes in a wide variety of sizes and material blends including blends up to 70% post-consumer resin. The majority of our tubes are sold in the personal care market, but we also sell our tubes in the pharmaceutical and household chemical markets.

Engineered Materials
The Engineered Materials segment primarily includes the following product groups:
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Stretch and Shrink Films.   We manufacture both hand and machine-wrap stretch films and custom shrink films, which are used to prepare products and packages for storage and shipping. We sell stretch film products primarily through distribution and shrink film directly to a diverse mix of end users.

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Converter Films.   We manufacture sealant and barrier films for various flexible packaging converters companies. In addition, certain of our products are used for industrial applications, where converters use our films in finished products for various end market applications.

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Institutional Can Liners.   We manufacture trash-can liners and food bags for offices, restaurants, schools, hospitals, hotels, municipalities, and manufacturing facilities.

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Tape Products.   We manufacture cloth and foil tape products. Other tape products include high-quality, high-performance liners of splicing and laminating tapes, flame-retardant tapes, flashing and seaming tapes, double-faced cloth, masking, mounting, OEM, and medical and specialty tapes. Tape products are sold primarily through distributors and directly to end users for industrial, HVAC, building and construction, and retail market applications.

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Food and Consumer Films.   We manufacture printed film products for the fresh bakery, tortilla, deli, and frozen vegetable markets. We also manufacture barrier films used for cereal, cookie, cracker and dry mix packages that are sold directly to food manufacturers.

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Retail Bags.   We manufacture a diversified portfolio of polyethylene-based film products to end users in the retail markets. Our products include drop cloths and retail trash bags. These products are sold primarily through grocery stores, hardware stores, home improvement centers, paint stores, and mass merchandiser outlets.

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PVC Films.   We manufacture polyvinyl chloride (“PVC”) films offering a broad array of PVC meat film. Our products are used primarily to wrap fresh meats, poultry, and produce for supermarket applications. In addition, we offer a line of boxed products for food service and retail sales. We service many of the leading supermarket chains, club stores, and wholesalers.

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Agriculture Films.   We manufacture agriculture films primarily used in the silage, green house and mulch applications.

Health, Hygiene & Specialties
The Health, Hygiene & Specialties segment primarily includes the following product groups:
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Health Products.   We manufacture medical garment materials, surgical drapes, household cleaning wipes, and face masks. The key end markets and application for these products is infection prevention.

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Hygiene Products.   We manufacture a broad collection of components for baby diapers, adult incontinence and other absorbent hygiene products, elastic films and laminates, and substrates for dryer sheets. The primary end market for these products is personal care.

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Specialties Products.   We manufacture a broad array of products and components for geosynthetics and filtration products servicing the specialty industrial markets.

Our Strengths
We believe our consistent financial performance is the direct result of the following competitive strengths:
Industry leader with significant scale and relevance in the supply chain.   One of our key business strategies is to be a market leader in each of our product lines. Through quality manufacturing, innovation in product design, a focus on customer service and a skilled and dedicated workforce, we have achieved strong competitive positions in many major product lines. We believe our combination with RPC created a global leader in plastic packaging and has advantageous long-term implications for us going forward, including improving customer relationships, supply chain dynamics, and competitive positioning. Our combined company has achieved differentiated global scale with approximately $12.6 billion in pro forma combined net sales for fiscal 2019. See “Unaudited Pro Forma Condensed Combined Financial Information.” This increased scale allows us to seek savings in procurement, capex, and overall operations, driving significant cash flow going forward. The level of fragmentation in the plastics and packaging industry remains high, and consolidation will likely continue over time, as seen in other substrates like metal, glass and containerboard. As such, we believe the strategic combination of Berry and RPC has placed our company in a favorable long-term position from an industry and competitive perspective.
Enhanced, diversified platform to serve global and emerging customers.   We are a North American leader in plastic packaging, with a focus on Health and Hygiene, Food and Beverage, and Industrial end markets. The acquisition of RPC added a leading European platform, creating a more balanced global enterprise. Our combined company has a strong presence in North America and Europe, the Middle East and Africa. Additionally, the acquisition increased exposure to attractive, higher growth markets, such as those in Eastern Europe in RPC’s regional organized model. Our end market revenue presence remains balanced with moderate increases to food, beverage and industrial markets. Finally, RPC’s expertise in rigid plastics complements our leading flexible and non-woven platform, while we are both capable of manufacturing flexible and rigid plastic products. We are one of the world’s leading, global resin buyers and our manufacturing footprint includes approximately 293 facilities across the world.
Large, stable, blue-chip customer base.   Our customers consist of a diverse mix of leading global, national, mid-sized regional and local specialty businesses. The size and scope of our customer network allow us to introduce new products we develop (or acquire) to the vast audience that is familiar with our business. In fiscal year 2019, no single customer represented more than 5% of Berry’s net sales and our top ten customers represented approximately 20% of net sales.
Aligned, complimentary core competencies and best-in-class technology and innovation.   We believe that our technology base and research and development support are among the best in the industries we serve. Many of our customers work in partnership with our technical representatives to develop new, more competitive products. Our design professionals work directly with our customers to develop new styles and use computer-generated graphics to enable our customers to visualize the finished product. Furthermore, RPC considers technology and innovation as a key differentiator of its business, and its core competencies are highly aligned with and complementary to our legacy competencies. Our combined company has a strong foothold in knowledge of material science, supply chain, product development and manufacturing technologies across resin-based applications and a similarly strong commitment to sustainability in plastics.
Track record of strong and stable cash flows with ability to de-lever.   Our strong earnings, combined with our modest capital expenditure profile and limited working capital requirements, have historically resulted in the generation of significant cash flow. We have a consistent track record of generating strong cash flow as a percentage of net sales relative to our plastic packaging peers. Our combined company’s greater scale, improved supply chain positioning, and commitment to quality and service should provide us a path to significantly increase adjusted free cash flow and position us to quickly de-lever post-acquisition.
History of successful integrations and synergy achievement.   Our team has been responsible for developing and executing our strategy that has generated a track record of earnings growth and strong cash flow. Further, mergers and acquisitions are a core component of Berry’s overall strategy, and, as a result, we have completed 45 acquisitions over the past 30 years. Our management has a strong track record of identifying, executing and integrating acquisitions. The proven acquisition strategy is underpinned by a thorough, conservative, and disciplined approach that drives significant value creation for Berry’s shareholders. We have an international management team with over 350 years’ collective experience in the plastics conversion industry. Our company possesses a unique culture with strong commitments to the safety and protection of employees, as well as a developed platform for further growth through mergers and acquisitions.
Manufacturing capabilities and low-cost operations drive profitability.   We believe that our large, high volume equipment and flexible, cross-facility manufacturing capabilities result in lower unit-production costs than many of our competitors as we can leverage fixed costs, capacity utilization and longer production runs. We also expect to capitalize on our purchasing power to lower the cost of raw materials such as resin, a raw material where we believe we are one of the largest global buyers in the market.
Recent Developments
Term Loan Repricing
Prior to this offering, BGI launched a term loan refinancing for both of its term loans maturing in 2026. The refinancing term loans will rank pari passu in right of payment with all of BGI’s other senior indebtedness and will be secured on a ratable basis with BPC’s existing term loans as well as the notes offered hereby. The terms of the refinancing term loans, other than interest rates and prepayment premiums, are substantially identical to those of BGI’s existing term loans. BGI plans to use some combination of proceeds from the issuance of the Notes offered hereby, together with the refinancing term loans, to prepay the Term U Loan and the Term V Loan. However, the term loan refinancing is not conditioned upon the consummation of the offering of the notes hereby and the offering of the notes hereby is not conditioned upon the completion of the term loan refinancing. See “Description of Other Indebtedness.
Existing Notes Redemption
On November 7, 2019, BGI issued a notice of partial redemption with respect to $100 million aggregate principal amount of its 6.00% Second Priority Senior Secured Notes due 2022 (the “6.00% 2022 Notes”), in accordance with the optional redemption provisions provided in the indenture governing the 6.00% 2022 Notes. The 6.00% 2022 Notes will be redeemed on December 9, 2019 at a redemption price of 101.500% of the aggregate principal amount of the 6.00% 2022 Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date. Following such redemption, BGI expects that $300 million in aggregate principal amount of the 6.00% 2022 Notes will remain outstanding. BGI intends to use cash on hand to fund the redemption. This offering memorandum does not constitute a notice of redemption.

Summary Berry Historical and Unaudited Pro Forma Financial Information
The following table sets forth certain historical and unaudited pro forma financial data for Berry. Our fiscal year is the 52-week period ending generally on the Saturday closest to September 30. The summary historical financial data for the fiscal year ended September 28, 2019, September 29, 2018, and September 30, 2017 has been derived from our audited consolidated financial statements and related notes thereto incorporated by reference in this offering memorandum.
The summary unaudited pro forma financial information has been derived from the pro forma financial information set forth under “Unaudited Pro Forma Condensed Combined Financial Information,” which has been prepared to give pro forma effect to the Transactions. The summary unaudited pro forma condensed combined statement of operations data gives effect to the Transactions as if they had occurred on the first day of the twelve-month periods ended presented.
The summary unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what our results of operations and financial condition would have been had the Transactions occurred as of the dates indicated, nor does it project our results of operations for any future period or our financial condition at any future date. As a result of the RPC Acquisition, our assets, liabilities and an equity structure will not be comparable to historical periods and Berry may have performed differently had they been combined during the periods presented. The historical financial information set forth below is not necessarily indicative of the results to be expected for any future period.
The following financial information should be read in conjunction with and is qualified in its entirety by reference to Berry’s audited consolidated financial statements and the related notes incorporated by reference in this offering memorandum, our management’s discussion and analysis of financial condition and results of operations for the historical periods presented incorporated by reference in this offering memorandum, the sections entitled “Unaudited Pro forma Condensed Combined Financial Information” and “Risk Factors” included elsewhere in this offering memorandum.
	Fiscal Year ended			Pro Forma LTM
($ in millions)	September 28, 2019	September 29, 2018	September 30, 2017	September 28, 2019
Statement of Operations Data:
Net sales	$8,878	$7,869	$7,095	$12,573
Operating costs	7,904	7,108	6,363	11,406
Operating income	974	761	732	1,167
Other expenses (income), net	155	25	14	156
Interest expense, net	329	259	269	468
Income before income taxes	490	477	449	543
Income tax expense (benefit)	86	(19)	109	136
Net income from continuing operations	404	496	340	407
Balance Sheet Data (at period end):
Working capital(1)	$1,718	$1,048	$870	$1,698
Total assets	16,469	9,131	8,476	16,449
Long-term debt	11,365	5,844	5,641	11,355
Stockholders’ equity	1,618	1,434	1,015	1,608
Other Financial Data:

(1)
Represents total current assets less total current liabilities.

Adjusted Free Cash Flow, Adjusted EBITDA, Operating EBITDA and Net Debt as presented in this document, are supplemental financial measures that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The following table reconciles these non-GAAP financial measures to comparable measures determined in accordance with GAAP.

	Fiscal Year ended			Pro Forma LTM
($ in millions)	September 28, 2019	September 29, 2018	September 30, 2017	September 28, 2019
Adjusted EBITDA:
Net income from continuing operations	404	496	340	407
Income tax expense (benefit)	86	(19)	109	136
Income before income taxes	490	477	449	543
Interest expense, net	329	259	269	468
Other expenses (income), net	155	25	14	156
Operating Income	$974	$761	$732	$1,167
Plus: Depreciation and amortization	613	538	521	883
Plus: Business optimization, non-cash & other expenses(1)	(57)	81	74	45
Operating EBITDA	$1,530	$1,380	$1,327	2,095
Plus: Acquisitions(2)	535			(30)
Plus: Unrealized cost savings(3)	150			150
Adjusted EBITDA	$2,215			$2,215
Long-term debt	11,365			11,355
Less: Unrestricted cash	750			730
Net Debt(4)	$10,615			$10,625
Leverage ratio(5)	4.8x			4.8x

(1)
Includes stock compensation and other non-cash charges, integration expenses and other business optimization charges.

(2)
Represents Operating EBITDA for RPC for the period from October 1, 2018 through June 30, 2019 partially offset by Operating EBITDA for SFL disposition.

(3)
Includes $150 million of cost synergies from RPC Acquisition.

(4)
Represents Long-term debt plus debt discount less unrestricted cash and cash equivalents.

(5)
Represents Net Debt divided by Adjusted EBITDA.

	Fiscal Year ended
($ in millions)	September 28, 2019(1)	September 29, 2018	September 30, 2017
Adjusted Free Cash Flow:
Cash from operations	$1,201	$1,004	$975
Less: Capital expenditures, net	399	333	263
Less: Tax Receivable Payments	38	37	111
Adjusted Free Cash Flow	$764	$634	$601

(1)
Adjusted Free Cash Flow for this period excludes $150 million of expected RPC synergies and includes RPC Acquisition-related expenses.

Summary RPC Historical Financial Information
The following summary historical condensed financial information and other data set forth below have been derived from RPC’s audited consolidated financial statements incorporated by reference to this Offering Memorandum and should be read in conjunction with “Basis of Presentation,” “Unaudited Pro Forma Condensed Combined Financial Information,” including the related notes, and the historical financial statements of RPC, including the related notes thereto incorporated by reference in this offering memorandum as of March 31, 2019 and 2018 for the three years in the period ended March 31, 2019. The summary historical financial information presented below is not necessarily indicative of the results to be expected for any future period.
	Fiscal Year ended
(GBP in millions)	March 31, 2019	March 31, 2018	March 31, 2017
Statement of Operations Data:
Revenue	£3,771	£3,538	£2,648
Operating costs	3,460	3,189	2,462
Operating profit	311	349	186
Other expenses	(1)	(1)	(1)
Net financial costs	57	39	38
Profit before taxation	255	311	149
Taxation	67	64	23
Profit after taxation from continuing operations	188	247	126
Loss/(profit) from discontinued operations	41	(7)	(7)
Profit after taxation	£147	£254	£132
Balance Sheet Data (at period end):
Working capital(1)	£391	£176	£286
Total assets	4,848	4,783	4,768
Stockholders’ equity	1,937	1,920	1,823
Other Financial Data:
Capital expenditures, net	£210	£238	£171
Depreciation and amortization	225	216	164

(1)
Represents total current assets less total current liabilities.

	Fiscal Year ended
(GBP in millions)	March 31, 2019	March 31, 2018	March 31, 2017
Operating EBITDA:
Operating Profit	£311	£349	£186
Minus: Non-cash profit(1)	(14)	(32)	(50)
Plus: Depreciation and amortization	225	216	164
Minus: Capitalized costs(4)	(6)	(5)	(5)
Plus: Other non-cash charges(2)	20	9	17
Plus: Business optimization costs(3)	44	20	78
Operating EBITDA	£580	£557	£390

(1)
Represents amortization of purchase accounting out-of-market customer contract provisions.

(2)
Includes stock compensation expense and other non-cash charges.

(3)
Includes integration expenses, EBITDA from discontinued operations and other business optimization charges.

(4)
Represents internally capitalized research and development costs.

	Fiscal Year ended
(GBP in millions)	March 31, 2019	March 31, 2018	March 31, 2017
Adjusted Free Cash Flow:
Cash from operations	£312	£387	£277
Less: Capital expenditures, net	210	238	171
Adjusted Free Cash Flow	£102	£149	£106
The following applicable historical exchange rates were utilized in order to translate RPC’s historical financial information from British Pounds to U.S. dollars. Future exchange rates may differ from those used for this translation.
Fiscal Year ended
	March 31, 2019	March 31, 2018	March 31, 2017
Historical Exchange Rates:
Average daily closing exchange rate for	$1.3129/£1	$1.3267/£1	$1.3077/£1
Closing exchange rate as of	$1.3021/£1	$1.4036/£1	$1.2542/£1
The following table represents the above RPC historical financial tables translated to U.S. dollars.
	Fiscal Year ended
(USD in millions)	March 31, 2019	March 31, 2018	March 31, 2017
Statement of Operations Data:
Revenue	$4,951	$4,694	$3,463
Operating costs	4,543	4,231	3,220
Operating profit	408	463	243
Other expenses	(1)	(1)	(1)
Net financial costs	75	52	49
Profit before taxation	335	413	195
Taxation	88	85	30
Profit after taxation from continuing operations	247	328	165
Loss/(profit) from discontinued operations	54	(9)	(9)
Profit after taxation	$193	$337	$174
Balance Sheet Data (at period end):
Working capital(1)	$509	$247	$359
Total assets	6,313	6,713	5,980
Stockholders’ equity	2,522	2,695	2,286
Other Financial Data:
Capital expenditures, net	$276	$316	$224
Depreciation and amortization	295	287	214

(1)
Represents total current assets less total current liabilities.

	Fiscal Year ended
(USD in millions)	March 31, 2019	March 31, 2018	March 31, 2017
Adjusted Free Cash Flow:
Cash from operations	$410	$513	$362
Less: Capital expenditures, net	276	316	224
Adjusted Free Cash Flow	$134	$197	$138
Adjusted EBITDA:
Operating Profit	$408	$463	$243
Minus: Non-cash profit(1)	(18)	(42)	(65)
Plus: Depreciation and amortization	295	287	214
Minus: Capitalized costs(4)	(8)	(7)	(7)
Plus: Other non-cash charges(2)	26	12	22
Plus: Business optimization costs(3)	58	26	102
Operating EBITDA	$761	$740	$509

(1)
Represent amortization of purchase accounting out-of-market customer contract provisions.

(2)
Includes stock compensation expense and other non-cash charges.

(3)
Includes integration expenses and other business optimization charges.

(4)
Represents internally capitalized research and development costs.

RISK FACTORS
You should carefully consider the risk factors described below as well as the risk factors described in Berry’s Annual Report on Form 10-K for the fiscal year ended September 28, 2019 and any risk factors set forth in the documents that are incorporated in this offering memorandum. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this offering memorandum, including our financial statements and the related notes. Any of these risks could materially and adversely affect our business, financial condition, results of operations or cash flows. The risk and uncertainties we face are not limited to those described in these documents. Additional risks and uncertainties that we are unaware of or that we believe are less significant than those set forth in the risk factors described in these documents at the time of the applicable document could also materially adversely affect our business, financial condition, results of operations or cash flows and/or the value of your investment. In any case, the value of our securities could decline, and you could lose all or part of your investment. See also the information contained under the heading “Disclosure Regarding Forward-Looking Statements.”
Risk Related to the RPC Acquisition
Our acquisitions, including the RPC Acquisition, may not achieve their intended results, including anticipated cost savings and synergies.
Although we completed the RPC Acquisition with the expectation that the transaction will result in various benefits, including cost savings and other financial and operational benefits, there can be no assurance regarding when or the extent to which we will be able to realize any of these benefits. Achieving the anticipated benefits of an acquisition, including cost savings, is subject to a number of uncertainties, including whether the businesses acquired can be operated in the manner we intend. The integration may be subject to delays or changed circumstances, and we can give no assurance that the acquired businesses will perform in accordance with our expectations or that our expectations with respect to integration or cost savings as a result of acquisitions will materialize. In addition, we expect to incur additional costs and charges in connection with integrating the acquired businesses, including restructuring and transitional charges. Additional unanticipated costs, expenses, liabilities, competitive responses, or loss of customer and supplier relationships may also arise during the integration process. The integration of acquired businesses, including the RPC businesses, may place an additional burden on our management and internal resources, and the diversion of management’s attention during the integration and restructuring process could have an adverse effect on our profit margins, results of operations and financial condition.

CAPITALIZATION
The following table sets forth cash and cash equivalents and capitalization of Berry Global Group, Inc. as of September 28, 2019 — both on an actual basis and on a pro forma basis, as adjusted to give effect to the prepayment of the Term U Loan, the prepayment of the Term V Loan, this offering and the intended use of the proceeds therefrom. The table below uses the historical exchange rate as of December 6, 2019 in order to translate amounts from euros to U.S. dollars. Future exchange rates may differ from those used for this translation.
You should read this table in conjunction with the consolidated financial statements and the related notes included in or incorporated by reference into this offering memorandum and “Summary,” “Use of Proceeds,” and “Unaudited Pro Forma Condensed Combined Financial Information.”
	As of September 28, 2019
($ in millions)	Actual	Pro Forma, As Adjusted(1)
Cash and cash equivalents(1)	$750	$740
Term loan maturing 2026(2)	$4,250	$3,845
Term loan maturing 2026 (Euro)(2)	$1,176	$776
Term loan maturing 2022	1,545	1,545
Term loan maturing 2024	489	489
Revolving line of credit(3)	—	—
First Priority Notes offered hereby	—	805
4 7∕8% First Priority Notes due 2026	1,250	1,250
5 1∕2% Second Priority Senior Secured Notes due 2022	500	500
6% Second Priority Senior Secured Notes due 2022(1)	400	400
5 1∕8% Second Priority Senior Secured Notes due 2023	700	700
4 1∕2% Second Priority Senior Secured Notes due 2026	500	500
5 5∕8% Second Priority Senior Secured Notes due 2027	500	500
Debt discounts	(112)	(112)
Capital leases and other	167	167
Total long-term debt	11,365	11,365
Total stockholders’ equity	1,618	1,618
Total Capitalization	$12,983	$12,983

(1)
Does not give effect to the redemption of  $100 million of BGI’s 6.00% Notes, which is expected to be completed on December 9, 2019 pursuant to a notice of partial redemption delivered to the trustee on November 7, 2019. See “Summary — Recent Developments — Existing Notes Redemption.”

(2)
Prior to this offering, BGI launched a term loan refinancing for both of its term loans maturing in 2026. The refinancing term loans will rank pari passu in right of payment with all of BGI’s other senior indebtedness and will be secured on a ratable basis with BPC’s existing term loans as well as the notes offered hereby. The terms of the refinancing term loans, other than interest rates and prepayment premiums, are substantially identical to those of BGI’s existing term loans. BGI plans to use some combination of proceeds from the issuance of the Notes offered hereby, together with the refinancing term loans, to prepay the Term U Loan and the Term V Loan. However, the term loan refinancing is not conditioned upon the consummation of the offering of the notes hereby and the offering of the notes hereby is not conditioned upon the completion of the term loan refinancing. See “Description of Other Indebtedness.

(3)
As of September 28, 2019, we had $850 million available under our revolving line of credit.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following tables set forth unaudited pro forma condensed combined financial information of Berry and RPC for the four quarterly periods ended September 28, 2019. The pro forma financial information has been derived from (i) the most recently publicly reported four quarterly periods ended September 28, 2019 of Berry, which includes RPC activities since the closing of the acquisition on July 1, 2019, (ii) the unaudited six-month period ended March 31, 2019 of RPC, derived from publicly reported RPC annual and interim information (see below), and (iii) our internally reported RPC activity for the three-month period ended June 30, 2019. The unaudited pro forma condensed combined financial information includes estimated adjustments directly attributable this offering and the RPC Acquisition that are expected to have a continuing impact on us. The pro forma adjustments are described in the notes accompanying the unaudited pro forma condensed combined financial information. The pro forma adjustments are based upon publicly available information and certain assumptions we believe are reasonable. The unaudited pro forma condensed combined financial information does not purport to represent what our results of operations and financial condition would have been had this offering or the RPC Acquisition had occurred as of the dates indicated, nor does it project our results of operations for any future period or our financial condition at any future date.
RPC’s historical financial statements were prepared in accordance with International Financial Standards as adopted by the International Accounting Standards Board (“IFRS”), which differ from U.S. GAAP. RPC’s historical audited financial statements utilized in the unaudited pro forma condensed combined financial information are as of and for the fiscal year ended March 31, 2019. The unaudited pro forma condensed combined statement of operations for the six months ended March 31, 2019 is derived by utilizing RPC’s audited historical financial data as of the fiscal year ended March 31, 2019 and subtracting the unaudited interim historical financial data as of the six-month period ended September 30, 2018. The unaudited pro forma condensed combined statement of operations for the nine months ended June 30, 2019 is derived by utilizing RPC’s unaudited six-month period ended March 31, 2019 and adding RPC’s internally reported activity for the three-month period ended June 30, 2019. Within the unaudited pro forma information presented, the Company has made various adjustments to reflect IFRS to U.S. GAAP differences based on RPC’s available information and certain assumptions we believe are reasonable. Adjustments were made to translate RPC’s financial statements from British Pounds to U.S. dollars based upon applicable historical exchange rates, which may differ materially from future exchange rates.
The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies or presentation unless otherwise noted.
The RPC Acquisition has been accounted for using the purchase method of accounting. RPC was acquired by Berry in July 2019. The final purchase accounting allocations in the RPC Acquisition will be determined at a later date and depend on a number of factors, including the final valuation of our tangible and identifiable intangible assets acquired and liabilities assumed. The actual fair values of RPC’s assets acquired, liabilities assumed and resulting goodwill may differ significantly from the adjustments set forth in the unaudited pro forma condensed combined financials.
The unaudited pro forma condensed combined financial information should be read in conjunction with Berry’s “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our and RPC’s historical consolidated financial statements, in each case included elsewhere or incorporated by reference in this offering memorandum.

Berry Global Group, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the twelve months ended September 28, 2019
($ in millions, except per share data)
	Berry Historical	RPC U.S. GAAP(2)	Pro Forma Adjustments(1)				Pro Forma Combined
			Transaction		Financing
Net sales	$8,878	$3,695	$—		$—		$12,573
Cost of goods sold	7,259	3,024	(12)	(a)	—		10,271
Selling, general and administrative	583	284					867
Amortization of intangibles	194	52	65	(a)			311
Restructuring and impairment	(132)	89			—		(43)
Operating income (loss)	974	246	(53)		—		1,167
Other expense, net	155	1	—		—		156
Interest expense, net	329	39	124	(b)	(30)	(b)	462
Income (loss) before income taxes	490	206	(177)		30		549
Income tax expense (benefit)	86	57	(13)	(c)	8	(c)	136
Net income (loss)	$404	$149	$(164)		$22		$407

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS
Description of Transaction
In July 2019, the Company completed the acquisition of the entire outstanding share capital of RPC, for aggregate consideration of  $6.1 billion. To finance the all-cash purchase, the Company issued $1,250 million aggregate principal amount of 4.875% first priority senior secured notes due 2026, $500 million aggregate principal amount of 5.625% second priority senior secured notes due 2027, and entered into incremental term loans due July 2026, to fund the remainder of the purchase price.
Basis of Presentation
The unaudited pro forma condensed combined financial information was prepared based on the historical financial statements of the Company and RPC and has been prepared to illustrate the effects of the RPC Acquisition and related financings as if they occurred on the first date of the period presented. The results of the acquisitions of Neluplast Tiefzieh-Technik GmbH have been included in RPC’s operations since January 2019. The results of the divestiture of Seal For Life business were included in Berry’s operations through July 2019. As these transactions are not considered significant, no pro forma adjustments have been made with respect to their operations prior to the date of acquisition.
The RPC Acquisition has been accounted for using the purchase method of accounting. Under this method, the assets acquired and liabilities assumed have been recorded based on preliminary estimates of fair value. In accordance with U.S. GAAP, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The final purchase accounting allocations in the RPC Acquisition will be determined at a later date and depend on a number of factors, including the final valuation of our long-lived tangible and identified intangible assets acquired and liabilities assumed. The actual fair values of RPC’s assets acquired, liabilities assumed and resulting goodwill may differ materially from the adjustments set forth in the unaudited pro forma condensed combined financials. Under ASC 805, acquisition-related transaction costs and acquisition-related restructuring charges are not included as components of consideration transferred but are accounted for as expenses in the period in which the costs are incurred.
Note 1. Income Statement
(a)
This relates to the net impact to (i) depreciation expense that would result from the $424 million estimated fair value adjustment of long-lived tangible assets with an average useful life of twelve years for buildings and nine years for equipment and (ii) amortization expense that would result from the $1,712 million estimated fair value of identified intangible assets acquired with an average useful life of twelve years. Useful lives were determined using the average of our historical acquisition experience.

(b)
This represents (i) the elimination of the historical interest expense of both RPC and Berry (ii) the annualized estimated interest expense based on our capital structure as of September 28, 2019 and (iii) the annualized expected interest benefit from the proposed offering. The adjustment is as follows:

Twelve months ended September 28, 2019
Eliminate historical reported interest expense of Berry and RPC	$(368)
Annualized interest expense based on September 28, 2019 capital structure.(1)	492
Annualized expected interest benefit from the proposed offering	(24)
$100

(1)
Represents a 4.8% average interest rate on the outstanding debt as of September 29, 2019 including average LTM LIBOR rate of 2.50% as of September 28, 2019 and an assumed $60 million benefit in interest expense from the combined benefit from interest rate swaps and cross currency swaps based on LIBOR rates and exchange rates at the time of this offering.

(c)
This represents a pro forma adjustment to reflect a consolidated estimated combined statutory rate of 25%.

Twelve months ended September 28, 2019
Eliminate historical tax expense of Berry and RPC	$(143)
Annualized tax expense based on $519 million of Income before income taxes	130
Tax effected annul interest benefit from the Offering	8
$(5)
Note 2. RPC’s Converted Historical Financial Information
The following financial information illustrates the impact of adjustments made to RPC’s reported financials prepared in accordance with International Financial Standards as adopted by the International Accounting Standards Board (“IFRS”) reported in British Pounds. These adjustments reflect estimates based on available RPC information and certain assumptions we believe are reasonable which could differ materially from the actual adjustments once conformed.
An average daily closing exchange rate for the nine-month period ending June 30, 2019 of  $1.2912/£1 was utilized in order to translate RPC’s historical financial information form British Pounds to U.S. dollars. Future exchange rates may differ from those used for this translation.
RPC’s reported financial statements presented in accordance with IFRS have been adjusted in order to present them on a basis consistent under U.S. GAAP. The adjustments include the following:
i.
Reclasses: represents modifications to the historical RPC financial statements from consolidated Operating costs to Cost of goods sold, Selling, general and administrative, and Restructuring and impairments.

ii.
Pension: represents the net impact of the remeasurement gains and losses recognized in net earnings under U.S. GAAP. IFRS does not permit recognition of remeasurement gains and losses in net earnings in current or future periods.

iii.
Contract provisions: represents the elimination of out-of-market contract provisions historically recorded as part of the purchase accounting valuations which were amortized into earnings as contract factors improved.

iv.
Intangibles: represents the elimination of capitalized internal development costs in the period presented that would have otherwise been expensed under U.S. GAAP.

Condensed Combined Income Statements for the six months ended March 31, 2019
(GBP in millions)	RPC IFRS 6 months ended September 2018 Reported	RPC IFRS 12 months ended March 2019 Reported	RPC IFRS 6 months ended March 2019 Calculated
Revenue	£1,892	£3,771	£1,879
Operating costs	1,682	3,408	1,726
Amortization	26	52	26
Operating profit	184	311	127
Other expenses	—	(1)	(1)
Net financial costs	30	57	27
Profit before taxation	154	255	101
Taxation	35	67	32
Profit after taxation from continuing operations	119	188	69
Loss/(profit) from discontinued operations	29	41	12
Profit after taxation	£90	£147	£57

Condensed Combined Income Statements for the nine months ended June 30, 2019
Reclassifications and IFRS to U.S. GAAP Adjustments
(in millions)	RPC IFRS 6 months ended March 2019 Calculated	RPC IFRS 3 months ended June 2019 Internal	Reclasses	Pension	Contract Provisions	Intangibles	RPC U.S. GAAP (in GBP)	RPC U.S. GAAP (in USD)
Net Sales	£1,879	£983	£—	£—	£—	£—	£2,862	$3,695
Cost of goods sold			2,337	(2)	7	—	2,342	3,024
Selling, general and administrative			215		—	5	220	284
Restructuring and impairments			69		—	—	69	89
Operating costs	1,726	897	(2,623)	—	—	—	—	—
Amortization of intangibles	26	12	2	—	—	—	40	52
Operating income	127	74	—	2	(7)	(5)	191	246
Other expense (income), net	(1)	2	—	—	—	—	1	1
Interest expense, net	27	14	—	(11)	—	—	30	39
Income (loss) before taxes	101	58	—	13	(7)	(5)	160	206
Income tax expense (benefit)	32	12	—	3	(2)	(1)	44	57
Net income (loss) from continuing ops	69	46	—	10	(5)	(4)	116	149
(Gain)/loss from discontinued operations	12	—	—	—	—	—	12	15
Combined net income (loss)	£57	£46	£—	£10	£(5)	£(4)	£104	$134